     As filed with the Securities and Exchange Commission on July 21, 1998
                                                   Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                   XICOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          ----------------------------

       CALIFORNIA                                        94-2526781
------------------------                         ------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               1511 Buckeye Drive
                           Milpitas, California 95035

   (Address, including zip code, of Registrant's principal executive offices)

                          ----------------------------

                                   XICOR, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                          ----------------------------

                                  RAPHAEL KLEIN
                              Chairman of the Board
                           and Chief Executive Officer
                                   XICOR, INC.
                               1511 Buckeye Drive
                           Milpitas, California 95035
                                 (408) 432-8888
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         ----------------------------
                                   Copies to:
                              Page Mailliard, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED          PROPOSED
                                                                            MAXIMUM            MAXIMUM
          TITLE OF EACH CLASS                       AMOUNT                  OFFERING          AGGREGATE
            OF SECURITIES TO                        TO BE                    PRICE            OFFERING           AMOUNT OF
             BE REGISTERED                        REGISTERED             PER SHARE (1)        PRICE (1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock                                   3,800,000 shares              $1.641          $6,235,800          $1,839.56
  without par value
---------------------------------------------------------------------------------------------------------------------------

(1)  Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the
     Company's Common Stock as reported on the Nasdaq National Market System on July 17, 1998.


                                   XICOR, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998, filed pursuant to Section 13 of the Exchange Act.

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-9653), filed pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         The Xicor documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Xicor's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Bylaws of the Company provide (subject to certain limitations) for indemnification of agents of the Company, including officers and directors, who were or are parties or are threatened to be made parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal thereof, that arise by reason of the fact that any such persons are or were agents of the Company. Section 317 of the California Corporations Code authorizes a court to award, or a Company's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Amended and Restated Articles of Incorporation provide for indemnification of directors to the maximum extent permitted by California law. Pursuant to the authority provided in its Amended and Restated Articles of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protections.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.


Exhibit
Number
-------
 4.1     Not applicable

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1     Consent of Independent Accountants (PricewaterhouseCoopers LLP)

23.2     Consent of Wilson Sonsini Goodrich & Rosati (Included in Exhibit 5.1)

24.1     Power of Attorney (See page II-5)

99.1     Xicor, Inc. 1998 Employee Stock Purchase Plan, with forms of
         Subscription Agreement and Notice of Withdrawal


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)     To include any prospectus required by
section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) (1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the Prospectus is sent or given, a copy of Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

                  (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as shareholders of registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.


         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporation Law, the Amended and Restated Articles of Incorporation and the Amended Bylaws of the Company, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 16, 1998.

                                    XICOR, INC.


                                    By: /s/ Raphael Klein
                                        ----------------------------------------
                                        Raphael Klein, Chairman of the Board and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raphael Klein and Geraldine N. Hench, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                         Title                                 Date
------------------------------------    --------------------------------------------------       -------------
/s/ Raphael Klein                       Chairman of the Board and Chief Executive                July 16, 1998
------------------------------------    Officer (Principal Executive Officer)
(Raphael Klein)

/s/ S. Allan Kline
------------------------------------    Director                                                 July 16, 1998
(S. Allan Kline)

/s/ Julius Blank
------------------------------------    Director                                                 July 16, 1998
(Julius Blank)

/s/ Bruce Gray
------------------------------------    Director and                                             July 16, 1998
(Bruce Gray)                            President and Chief Operating Officer

/s/ Andrew W. Elder
------------------------------------    Director                                                 July 16, 1998
(Andrew W. Elder)

/s/ Geraldine N. Hench                  Vice President, Finance and Chief Financial              July 16, 1998
------------------------------------    Officer (Principal Financial Officer and Principal
(Geraldine N. Hench)                    Accounting Officer)



                                   XICOR, INC.

                                INDEX TO EXHIBITS


Exhibit
 Number                                       Description
---------                                     -----------
 5.1              Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered

23.1              Consent of Independent Accountants (PricewaterhouseCoopers
                  LLP)

23.2              Consent of Wilson Sonsini Goodrich & Rosati (Included in
                  Exhibit 5.1)

24.1              Power of Attorney (See page II-5)

99.1              Xicor, Inc. 1998 Employee Stock Purchase Plan, with forms of
                  Subscription Agreement and Notice of Withdrawal
